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                                                                    EXHIBIT 10.8

                          NEI ACQUISITION CORPORATION

                               Subordinated Note

February 28, 1994                                                       $500,000

     NEI Acquisition Corporation, a Texas corporation (the "Maker"), for value received, hereby promises to pay to Robert L. Jensen, or assigns (together with his successors in interest hereinafter referred to as the "Holder"), the sum of Five Hundred Thousand Dollars ($500,000), together with interest thereon, as provided for herein. This Note has been issued pursuant to the NonCompetition Agreement, dated the date hereof, by and between the Maker and the Holder.

     Article 1.  Payment Dates; Interest Rate.
                 ----------------------------

            (a) The unpaid principal balance of this Note shall be due and payable as follows: an installment of $100,000 shall be due and payable on each February 28, commencing February 28, 1995 through February 28, 1999.

            (b) Interest on the unpaid balance of this Note shall be payable on the last day of each February, May, August and November, commencing May 31, 1994, until the unpaid principal balance of this Note has been paid in full.

            (c) Interest shall accrue on the unpaid principal amount of this Note at an annual rate equal to eight percent (8%). Interest shall be computed on the basis of a 365 day year for the actual number of days elapsed. Except as otherwise provided herein, all sums of past-due principal and interest shall bear interest at the maximum rate of interest permitted by applicable law.

     Article 2.  Place and Manner of Payment.
                 ---------------------------

             Payment of the principal of and interest on this Note will be made at such address as the holder shall advise the Maker in writing from time to time (provided, that if no such address is furnished, payment shall be made at the principal office of the Maker), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Article 3.  Optional Redemption.
                 -------------------

             The Maker may at any time, subject to the provisions of Article 4, redeem all or any part of the outstanding principal amount of this Note at a
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     redemption price of 100% of the principal amount hereof being redeemed, plus accrued interest thereon through the date of redemption. Any payments made pursuant to this Article 3 shall be applied first to accrued interest and thereafter to principal of this Note.

     Article 4.  Subordination.
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            (a)  This Note, to the extent and in the manner hereinafter set forth, shall be subordinated and subject in right of payment to the prior payment in full of all principal of and premium, if any, and interest on Senior Debt (as defined hereinbelow).

            (b) No payment on account of principal or interest on this Note shall be made, nor shall any property or assets be applied to the purchase or other acquisition or retirement of this Note, if the Maker is at the time of such payment, purchase, acquisition or retirement delinquent in the full payment of amounts then due for principal and premium, if any, and interest on its Senior Debt. Notwithstanding the foregoing, no payment on account of this Note shall be made if, at the time of such payment or immediately after giving effect thereto, and as a result thereof, (i) there shall exist a default in the payment of principal, premium, if any, or interest with respect to any Senior Debt or (ii) there shall have occurred an Event of Default (other than a default in the payment of principal, premium, if any, or interest) with respect to any Senior Debt or in the instruments or documents pursuant to which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such Event of Default shall not have been cured or waived in writing by all holders of Senior Debt.

            (c) Upon (i) any acceleration of the principal amount due on this Note pursuant to the terms of this Note or (ii) any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to the creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Maker, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due upon all Senior Debt shall first be paid in full, or payment thereof provided for in money or money's worth, before the Holder shall be entitled to retain any assets so paid or distributed in respect thereof; and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for these provisions, shall be held in trust for, and shall be paid by the Maker to any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution,

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     or to the holder or holders of Senior Debt or their representatives, to the extent necessary to pay all Senior Debt in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holder of such Senior Debt, before any payment or distribution is made to the holder of this Note.

            (d) Nothing contained in these provisions shall prevent the Maker from making and the Holder of this Note from accepting and retaining payment of the principal of and interest on this Note at any time except under the conditions described in the preceding paragraphs of this Article
     4. Nothing contained in these provisions is intended or shall impair as between the Maker, its creditors other than the holders of Senior Debt, and the Holder, the obligation of the Maker, which shall be absolute and unconditional, to pay to the Holder the principal and interest on this Note, as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the holder of this Note and creditors of the Maker other than the holders of Senior Debt, nor shall anything herein prevent any holder of this Note from exercising all remedies otherwise permitted by applicable law, upon default, subject to the rights, if any, under these provisions of the holders of Senior Debt in respect of cash, property or securities of the Maker received upon the exercise of any such remedy.

            (e) "Senior Debt" shall mean all indebtedness of the Maker and its subsidiaries for borrowed money to commercial banks or similar financial institutions (or any renewals, extensions or replacements of any of the foregoing).

            (f) As long as this note remains outstanding, the Maker and its subsidiaries will not incur or become liable with respect to any indebtedness for borrowed money which is subordinate or junior in right of payment to any Senior Debt, if such indebtedness is, or purports to be, senior in right of payment to this Note.

     Article 5.  Default.
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            (a)  "Event of Default", wherever used herein, means any one of the following events:

                 (1) default by the Maker in the payment of any principal or interest payment, and such default shall have continued for a period of three days after its due date; or

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                 (2)  the entry of a decree or order for relief by a court
            having jurisdiction in the premises in respect of the Maker or a subsidiary in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted or other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it or a subsidiary to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or a subsidiary or for any substantial part of its or their respective properties, or the making by either of them of any assignment for the benefit of creditors, or the admission by either of them in writing of its inability to pay its debts generally as they become due; or

                 (3) obligations in an aggregate amount in excess of $100,000 of the Maker and its subsidiaries, whether as principal, guarantor, surety, or other obligor, for the payment of any indebtedness (i) shall become or shall be declared to be due and payable prior to the express maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, or (iii) the holder of such obligation shall have the right immediately to declare the indebtedness evidenced thereby due and payable prior to its stated maturity unless such failure or default is absolutely and unconditionally waived by and on behalf of the holders of such obligations or is discharged within five days by payment.

            (b) If an Event of Default occurs, then and in every such case the Holder may declare the principal of such Note to be due and payable immediately, by a notice in writing to the Maker, and upon any such declaration such principal shall become immediately due and payable except if any Event of Default occurs under paragraph 6 above, the Note shall become immediately due and payable without declaration or notice to the Maker.

            (c) The Maker expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind as to this Note and as to each, every and all installments or part payments thereof, and consents that the Holder may at any time and from time to time, upon request of or by agreement with the Maker, extend the date of maturity hereof or change the time or method of payments hereof without notice to any of the other makers, sureties or endorsers, who shall remain bound for the payment hereof.

     Article 6.  Collection Fees.  In the event of default hereunder, or if this
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Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Maker agrees to pay in addition to all sums then due hereon, including principal and interest, all reasonable expenses of collection, including reasonable attorneys' fees.

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     Article 7.  Amendments and Waivers.  This Note may be amended by written
                 ----------------------
agreement of the Maker and the Holder. No waiver of the provisions hereof shall be effective unless agreed to in writing by the party against whom such waiver is asserted.

     Article 8.  Governing Law.  This Note shall be deemed to be a contract made
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under the laws of the State of Texas, and for all purposes shall be governed by and construed in accordance with the laws of the State of Texas, exclusive of any such law under which the law of any other jurisdiction would apply.

     IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed on the 28th day of February, 1994.


                                          NEI Acquisition Corporation



                                          By:
                                             -----------------------------------
                                             Barry B. Conrad
                                             Chairman




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